SPECIAL MEETING OF STOCKHOLDERS OF

AG MORTGAGE INVESTMENT TRUST, INC.

November 7, 2023

GO GREEN

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Important Notice Regarding the Availability of Proxy Materials for the MITT Special Meeting:
The Notice of Special Meeting of Stockholders, the joint proxy statement/prospectus, and proxy card are available at http://www.astproxyportal.com/ast/24506/special

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet. ↓

00030000003000000000 1 110723

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To consider and vote on a proposal to approve the issuance of shares of MITT common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of August 8, 2023 (as amended or modified from time to time, by and among MITT, Western Asset Mortgage Capital Corporation, a Delaware corporation (“WMC”), AGMIT Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of MITT (“Merger Sub”), and, solely for the limited purposes set forth therein, AG REIT Management, LLC, a Delaware limited liability company and the external manager of MITT, pursuant to which WMC will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity of the Merger (the “MITT Common Stock Issuance Proposal”); and	☐	☐	☐
2. To consider and vote on a proposal to approve the adjournment of the MITT special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies for the approval of the MITT Common Stock Issuance Proposal (the “MITT Adjournment Proposal”).	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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AG MORTGAGE INVESTMENT TRUST, INC.

Proxy for Special Meeting of Stockholders on November 7, 2023

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T.J. Durkin and Jenny B. Neslin, and each of them, with full power of substitution and power to act alone, as proxies to attend the special meeting of stockholders of AG Mortgage Investment Trust, Inc. ("MITT"), to be held at the offices of Hunton Andrews Kurth LLP, located at 200 Park Avenue, New York, New York 10166, on November 7, 2023, at 10:00 a.m., Eastern Time, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast, and to otherwise represent the undersigned at the MITT special meeting and all postponements and adjournments thereof, with all power possessed by the undersigned as if personally present at the MITT special meeting. The undersigned hereby revokes any previous proxy relating to the shares covered hereby and acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying joint proxy statement/prospectus. To attend the meeting, you must pre-register by emailing ir@agmit.com not later than 5:00 p.m., Eastern Time, on November 2, 2023. On the day of the MITT special meeting, you will be required to show a form of government-issued photo identification (e.g., a driver's license or a passport) when you arrive at the MITT special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MITT COMMON STOCK ISSUANCE PROPOSAL AND "FOR" THE MITT ADJOURNMENT PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE MITT COMMON STOCK ISSUANCE PROPOSAL AND THE MITT ADJOURNMENT PROPOSAL.

(Continued and to be signed on the reverse side)